EX-28.h.6

AMENDMENT
TO
AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT
GPS FUNDS II

This Amendment (the “Amendment”) is entered into as of January___, 2016, by and between GPS Funds II, a Delaware statutory trust (the “Trust”), on behalf of each of its series listed on Schedule A hereto (each, a “Fund” and, together, the “Funds”), and AssetMark, Inc. (formerly Genworth Financial Wealth Management, Inc.), a California corporation (the “Advisor”).

The parties hereby amend the Expense Limitation Agreement dated August 30, 2013, as amended and restated July 31, 2015 (the “Agreement”), as set forth below.  Unless otherwise provided, capitalized terms used herein shall have the same meanings given to such terms in the Agreement.

Effective immediately, Appendix A of the Agreement is replaced with Appendix A attached hereto.

The Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

GPS Funds II

___________________________________
Name:
Title:

AssetMark, Inc.

___________________________________
Name:
Title:

SCHEDULE A

Fund	Class	Expense Limit*
GuidePath® Growth Allocation Fund	Service	1.00%
GuidePath® Conservative Allocation Fund	Service	1.00%
GuidePath® Tactical Allocation Fund	Service	1.10%
GuidePath® Absolute Return Allocation Fund	Service	1.10%
GuideMark® Opportunistic Fixed Income Fund	Service	1.55%
GuidePath® Multi-Asset Income Allocation Fund	Service	1.10%
GuidePath® Flexible Income Allocation Fund	Service	1.05%
GuidePath® Managed Futures Strategy Fund	Service	1.90%

GuidePath® Growth Allocation Fund	Institutional	0.40%
GuidePath® Conservative Allocation Fund	Institutional	0.40%
GuidePath® Tactical Allocation Fund	Institutional	0.50%
GuidePath® Absolute Return Allocation Fund	Institutional	0.50%
GuideMark® Opportunistic Fixed Income Fund	Institutional	0.95%
GuidePath® Multi-Asset Income Allocation Fund	Institutional	0.50%
GuidePath® Flexible Income Allocation Fund	Institutional	0.45%
GuidePath® Managed Futures Strategy Fund	Institutional	1.30%

* As an annual percentage of the Fund’s average daily net assets.